Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
E-Waste Systems, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated April 16, 2012, with respect to the financial statements of E-Waste Systems, Inc., in its registration statement on Form S-8 relating to the registration of 20,000,000 shares of common stock.  We also consent to the reference of our firm under the caption “interests of named experts and counsel” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC
     Sadler, Gibb & Associates LLC
Farmington, UT
January 23, 2013